    As filed with the Securities and Exchange Commission on December 27, 2000
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          CAM COMMERCE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                     95-3866450
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


                         17520 NEWHOPE STREET, SUITE 100
                        FOUNTAIN VALLEY, CALIFORNIA 92708
                (Address of Principal Executive Office)(Zip Code)


                      2000 NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plans)

                              JULIUS BLUMBERG, INC.
                                 62 WHITE STREET
                            NEW YORK, NEW YORK 10013
                     (Name and address of agent for service)

                                 (212) 431-5000
          (Telephone number, including area code, of agent for service)

                                   ----------

                               CALCULATION OF REGISTRATION FEE
=================================================================================================
                                         Proposed           Proposed
Title of              Amount             maximum            maximum                  Amount of
securities to         to be              offering price     aggregate                registration
be registered         registered         per share(1)       offering price(1)        fee
-------------------------------------------------------------------------------------------------
Common Stock,         500,000            $3.125             $1,562,500               $390.63
$.001 par value
=================================================================================================


(1) Pursuant to Rule 457(c) and Rule 457(h), these prices were estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on December 22, 2000.
================================================================================

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") by CAM Commerce Solutions, Inc. (the "Company" or the "Registrant") are hereby incorporated by reference in this registration statement except as superseded or modified herein:

         (a) the Annual Report on Form 10-K for the year ended September 30, 2000, including any amendment or reports filed for the purpose of updating such description; and

          (b) the description of the Registrant's common stock that is contained in the Registrant's registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the time a post- effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) intentional or negligent payments of unlawful dividends or stock redemptions under Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability is subject to Section 145 of the Delaware General Corporation Law which authorizes a corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent or such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the name of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. The Company's Certificate of Incorporation makes provision for indemnification in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company has been informed by the Securities and Exchange Commission that such indemnification may be against public policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable


ITEM 8.   EXHIBITS.

          5.1  Opinion of  Haddan & Zepfel LLP

         23.1   Consent of Independent Auditors

         23.2   Consent of Haddan & Zepfel LLP (included in Exhibit 5.1)

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Valley, State of California, on December 22, 2000.

                                    CAM COMMERCE SOLUTIONS, INC.

                             By:    s/Geoffrey D. Knapp
                                    --------------------------------------------
                                    Geoffrey D. Knapp, Chief Executive Officer
                                    (Principal Executive Officer)

                                POWER OF ATTORNEY

        We, the undersigned officers and directors of Cam Commerce Solutions, Inc, do hereby constitute and appoint Geoffrey D. Knapp and Paul Caceres, or either of them, with full power of substitution, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable in order to enable said corporation to comply with the Securities Act of 1933, as amended, and all rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or any of them, do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated

Signatures                                     Title                       Date
----------                                     -----                       ----
s/Geoffrey D. Knapp                 Chief Executive Officer,            December 22, 2000
--------------------------------    Secretary, Chairman of the
Geoffrey D. Knapp                   Board of Directors
                                    (Principal Executive Officer)


s/David Frosh                       President, Director                 December 22, 2000
--------------------------------
David Frosh


s/Paul Caceres, Jr.                 Chief Financial Officer             December 22, 2000
--------------------------------    (Principal Financial Officer)
Paul Caceres, Jr.                   (Principal Accounting Officer)


s/Corley Phillips                   Director                            December 22, 2000
--------------------------------
Corley Phillips


s/Walter W. Straub                  Director                            December 22, 2000
---------------------------------
Walter W. Straub

                                    Director                            December __, 2000
---------------------------------
Scott Broomfield

                                  EXHIBIT INDEX



EXHIBIT                                                                          SEQUENTIALLY
NUMBER                DESCRIPTION                                                NUMBERED PAGE
------                -----------                                                -------------
5.1                   Opinion of Haddan & Zepfel LLP.

23.1                  Consent of Independent Auditors

23.2                  Consent of Haddan & Zepfel (contained in Exhibit 5.1).